EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Service 1st Bancorp (Nos. 333-116818 and 333-107346) of our reports dated January 31, 2006 and March 28 2007 relating to the financial statements of Service 1st Bancorp for the periods ended December 31, 2005 and December 31, 2006, respectively, and in the Service 1st Bancorp Form 10-K for the period ended December 31, 2006.

/s/ Vavrinek, Trine, Day & Co., LLP

Pleasanton, California
March 30, 2007






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